Exhibit 10.10

ACKNOWLEDGEMENT OF DEBT

KNOW ALL MEN BY THESE PRESENCES,

THAT BIOCRUDE TECHNOLOGIES, INC. (“Borrower”), a company organized under Canadian laws, bearing the civic address of 1255 Phillips Square, suite 605, Montreal Quebec, Canada H3B 3G5, duly represented by the Chairman and CEO, Mr. John Moukas, by corporate resolution, has borrowed from Mr. Chaim (Joshua) Freund (“Lender”), residing at 5784 Deom Avenue, Montreal, Quebec, Canada H3S 2N4, the total sum of Thirty Five Thousand Canadian Dollars ($35,000 CDN), in increments totaling to the said amount from January 2011 to July 2015, whereby the Borrower expressly renounces the benefits of the “exceptio non numeratae pecuniae” and confirms that he understands the meaning of this exception and the effect of its renunciation.

FOR VALUE RECEIVED, the Borrower promises to pay to the Lender, the registered holder hereof, the principal sum of Thirty Five Thousand Canadian Dollars ($35,000 CDN), on or before December 31st, 2016 (the “Maturity Date”), as determined by the Borrower, and to pay a one-time interest, on a compound basis, on the principal sum outstanding at the Applicable Interest Rate of four percent (4.0%), accruing from March 15th, 2016, the date of these negotiated and acknowledged presences, (the “Commencement Date”), on the Maturity date (“Principal Sum and Interest Payment Date”). Should the Borrower require an extension of an additional year for the repayment of the borrowed funds and accrued interest thereof, from the Maturity Date, the Borrower shall request same from the Lender, by way of written notice, no later than 15 days, prior to the Maturity Date of payment, and said request will not be refused by Lender.

The Borrower shall be entitled to pay large instalments or the full balance of capital and interest at any time prior to the prescribed dates of payment. In any such event interest shall be calculated up to the date of payment.

IN WITNESS WHEREOF, BioCrude Technologies, Inc. has executed this instrument on the 30th day of July, 2015, as a true act and deeded.

Sealed, executed, and countersigned:

By: BioCrude Technologies, Inc.

/s/ Mr. John Moukas
Mr. John Moukas; Chairman/CEO

Accepted, acknowledged, sealed and countersigned this 30th day of July, 2015:

By: Mr. Chaim (Joshua) Freund

/s/ Mr. Chaim (Joshua) Freund
Mr. Chaim (Joshua) Freund